UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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[ ]	Definitive Proxy Statement

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[ ]	Soliciting Material under §240.14a-12

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Monmouth Real Estate Investment Corporation

BELL WORKS

 101 CRAWFORDS CORNER ROAD

 SUITE 1405

 HOLMDEL, NEW JERSEY 07733

 A Public REIT Since 1968

INTERNET:	(732) 577-9996	EMAIL:
www.mreic.reit	FAX: (732) 577-9981	mreic@mreic.com

April 30, 2020

Dear Shareholder:

Monmouth Real Estate Investment Corporation previously mailed to you our 2020 proxy materials for the virtual Annual Meeting of Shareholders to be held on Thursday, May 14, 2020. As we announced today, as a result of the public health threat caused by COVID-19 in the United States and to support the health and safety of our employees, stockholders, directors and community, the 2020 Annual Meeting of Stockholders will be held solely by means of remote communication, via live audio webcast, at its originally-scheduled date and time at 4:00 p.m., Eastern Daylight Time, on May 14, 2020. To attend the virtual Annual Meeting, stockholders must register in advance at http://viewproxy.com/mreic/2020 by 11:59 p.m., Eastern Daylight Time, on May 11, 2020.

Our proxy materials can also be found online at www.proxyvote.com, by entering the control number listed on your proxy/voting instruction card. We value your input as a shareholder and encourage you to review our proxy materials and cast your vote.

For the reasons provided in our 2020 Proxy Statement, our Board of Directors recommends that you vote:

FOR – the election of five Directors who are on our ballot;

FOR – the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm; and

FOR – the advisory resolution on executive compensation.

For your convenience, a duplicate proxy/voting instruction card is enclosed along with telephone and Internet voting instructions.

Your vote is needed and valued, so please act today to be sure your shares are voted!

Very truly yours,

Becky Coleridge
Vice President of Investor Relations